SUB-SUBLEASE TERMINATION AGREEMENT


              AGREEMENT made as of the 6th day of June, 2002, between 757 THIRD AVENUE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at c/o RFR Realty LLC, 400 Park Avenue, New York, New York 10022, as landlord (the "Landlord"), and EB2B COMMERCE, INC., a New Jersey corporation having its offices at 665 Broadway, 3rd Floor, New York, New York 10012, as tenant (the "Tenant").

                              W I T N E S S E T H :

         WHEREAS, pursuant to a lease dated April 1996 ("Prime Lease") by and between Landlord and Sequent Computer Systems, Inc., as Lessee ("Sequent"), Landlord leased to Sequent a portion of the third floor containing approximately 22,000 square feet (the "Premises"), in the building known as 757 Third Avenue, New York, New York 10017 (the "Building"), which Premises is more particularly described in the Prime Lease;

         WHEREAS,   Sequent   merged   into   International   Business  Machines
Corporation  ("IBM")  and  as  a result thereof IBM was tenant under  the  Prime
Lease;

         WHEREAS, pursuant to a sublease dated as of August 1, 2000 ("Sublease") by and between IBM, as sublessor, and Landlord, as Sublessee, IBM leased to Landlord the Premises;

         WHEREAS, pursuant to a sub-sublease dated as of July 28, 2000 ("Sub-Sublease"; and together with the Sublease, the "Subleases"; the Subleases and the Prime Lease shall collectively be referred to as the "Lease") between Landlord and Tenant, Landlord sub-subleased to Tenant the Premises; and

         WHEREAS, Tenant now desires to terminate the Sub-Sublease and to vacate and surrender to Landlord the Premises as of the date hereof and Landlord is willing to accept such surrender, subject to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

         1. Agreement to Terminate. (a) The Sub-Sublease shall terminate as of June 30, 2002 (the "Surrender Date"), time being of the essence. Tenant agrees to vacate and surrender to Landlord, broom-clean, free of all tenancies and occupancies, the entire Premises, on or prior to the Surrender Date, as if the Surrender Date was the date originally fixed for the expiration of the term set forth in the Sub-Sublease, except that Tenant agrees to leave for the Landlord all of the furniture which exists in the Premises. Tenant shall absolutely and unconditionally surrender all of its right, title and interest in and to the Premises, together with all equipment, improvements and appurtenances attached to or built into the Premises and all furniture located in the Premises on the Surrender Date.

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                  (b) IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IF TENANT FAILS
TO  VACATE  THE   PREMISES   AS   REQUIRED  BY THIS  AGREEMENT  ON OR BEFORE THE
TERMINATION DATE, LANDLORD WILL SUFFER SIGNIFICANT DAMAGES, INCLUDING, WITHOUT LIMITATION, THE LOSS OF PROSPECTIVE TENANTS. ACCORDINGLY, LANDLORD SHALL BE ENTITLED TO HOLDOVER RENT EQUAL TO THREE (3) TIMES THE RENT AND ADDITIONAL RENT PAYABLE IN RESPECT OF THE LAST MONTH OF THE SUB-SUBLEASE FOR EACH DAY THAT TENANT HOLDS OVER AND IN ADDITION, ANY ADDITIONAL DAMAGES LANDLORD MAY SUFFER BY REASON OF SUCH HOLDOVER, IT BEING UNDERSTOOD AND AGREED THAT LANDLORD'S DAMAGES ARE DIFFICULT TO COMPUTE AND THAT THE FOREGOING REPRESENTS A REASONABLE ESTIMATE OF SUCH DAMAGES. TENANT WAIVES ANY DEFENSES IN ANY SUMMARY PROCEEDING TO RECOVER POSSESSION OF THE PREMISES IF TENANT HOLDS OVER AND LANDLORD SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS' FEES AND COSTS INCURRED IN CONNECTION WITH ANY EFFORTS TO RECOVER POSSESSION OF THE PREMISES.

         2. Payment. Notwithstanding the termination of the Sub-Sublease and the surrender by Tenant to Landlord of the Premises as of the Surrender Date, and in consideration of Landlord's acceptance of the surrender of the Lease and Premises by Tenant to Landlord, Tenant agrees to pay Landlord as follows (the "Settlement Amount"):

                  (a) Landlord shall keep the full amount of the security deposit (the "Deposit Amount") paid to Landlord by Tenant under the Lease as security for the performance of Tenant's obligations under the Lease and shall draw down an amount equal to the Deposit on that certain Letter of Credit, dated July 2000, issued in favor of the Landlord by the Bank of New York promptly following execution of this Agreement if not previously drawn on by Landlord.

                  (b) Tenant shall issue to Landlord, on the Surrender Date, a ten-year warrant (the "Warrant") to purchase 240,000 shares (the "Warrant Shares") of the common stock, par value $.0001 per share ("Common Stock"), of Tenant on the following terms and conditions:

                       (i) The exercise price of the Warrant shall be the lesser of (x) $.45 per share or (y) the lowest price per share at which Common Stock is sold by Tenant in its proposed private placement or in the next private placement which is completed subsequent to the date of this Agreement in which Tenant raises aggregate proceeds of at least $400,000. If the private placement is completed in separate financings, the lowest price shall be used. If the private placement includes both shares of Common Stock and warrants, Tenant shall allocate 10% of the consideration to the warrants and the balance to the Common Stock. If the private placement involves shares of preferred stock or convertible debt, the price at which the preferred stock or convertible debt securities are sold shall be the lowest conversion price of the preferred stock or

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convertible debt securities.

                       (ii) The Warrant shall have cashless exercise provisions which enable the holder to convert the Warrant into such number of shares of common stock determined (A) by multiplying (x) the amount by which the market price on the date of exercise exceeds the exercise price by (y) the number of shares of Common Stock as to which the Warrant is being converted and (B) dividing the result by the market price on the date of exercise.

                       (iii) The   exercise   price  shall  be  subject  to  the
following anti-dilution provisions.

                             (A) There  shall  be  an  adjustment to reflect any
stock split, distribution, dividend, reverse split, combination of shares or other recapitalization.

                             (B) In the event  that  Tenant issues any shares of
Common Stock at price per share less than the exercise price then in effect (other than upon exercise or conversion of existing convertible securities), the exercise price of the Warrant shall be reduced on a formula basis to the price at which shares of Common Stock are sold, as follows:

                                 (I)   In case Tenant  shall, subsequent  to the
date of this Agreement, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the greater of the Exercise Price per share or the market price per share of Common Stock on the applicable record date) and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                                 (II)  In  case  Tenant shall, subsequent to the
date of this Agreement, distribute to all holders of Common Stock evidences of its indebtedness or assets

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(excluding  cash  dividends  or  distributions  paid out of current earnings and dividends or distributions referred to in Section 2(b)(iii)(A) of this Agreement or subscription rights or warrants (excluding those referred to in Section 2(b)(iii)(B)(I) of this Agreement), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less the fair market value (as determined in good faith by Tenant's board of directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                                 (III) In case Tenant shall,  subsequent  to the
date of this Agreement, issue shares of its Common Stock (other than (x) Excluded Shares, as hereinafter defined, or (y) shares issued in any of the transactions described in Sections 2(b)(iii)(A) and 2(b)(iii)(B)(I) and (II) of this Agreement, for a consideration per share less than the Exercise Price then in effect, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding (including any Underlying Shares, as hereinafter defined) immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Section 2(b)(iii)(B)(V) of this Agreement) for the issuance of such additional shares would purchase at Computation Price (i.e., the greatest of the Exercise Price or the fair market value of the Common Stock on the date of issuance or the fair market value on the date on which Tenant entered into an agreement with respect to such issuance), and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares (including any Underlying Shares). Such adjustment shall be made successively whenever such an issuance is made. Excluded Shares shall mean shares of Common Stock issuable pursuant to outstanding options, rights, warrants or convertible debt or equity securities which are outstanding on the date of this Agreement and any additional shares issuable pursuant to Tenant's existing stock option plans as in effect on the date of this Agreement. "Underlying Shares" shall mean shares of Common Stock which are issuable upon conversion of convertible preferred stock and convertible debt securities, but not options, rights or warrants; provided, however, that any additional shares of Common Stock or convertible securities which are issuable pursuant to the terms of any full ratchet anti-dilution adjustment shall not be deemed to be Underlying Shares..

                                 (IV) In  case  Tenant  shall, subsequent to the
date of this Agreement, issue any securities convertible into or exchangeable for its Common Stock (excluding stock options granted pursuant to Tenant's stock option plans as in effect on the date of this Agreement and securities issued in transactions described in Sections 2(b)(iii)(A) and 2(b)(iii)(B)(I), (II) and (III) of this Agreement) for a consideration per share of Common Stock

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

initially deliverable upon conversion or exchange of such securities (determined as provided in Section 2(b)(iii)(B)(V) of this Agreement) less than the Exercise Price in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding, including Underlying Shares, immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Section 2(b)(iii)(B)(V) of this Agreement) for such securities would purchase at the Computation Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding, including Underlying Shares, immediately prior to such issuance and the maximum number of shares of Common Stock of Tenant deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made and whenever the conversion or adjustment price is changed.

                                 (V) For purposes of  any computation respecting
consideration   received  pursuant  to  Sections   2(v)(iii)(B)(III) and (IV) of
this Agreement, the following shall apply:

                                     1) in the case of the issuance of shares of
Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Tenant for any underwriting of the issue or otherwise in connection therewith;

                                     2) in the case of the issuance of shares of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the board of directors of Tenant (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                                     3) in   the   case   of   the  issuance  of
securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by Tenant for the issuance of such securities plus the additional minimum consideration, if any, to be received by Tenant upon the conversion or exchange thereof, the consideration in each case to be determined in the same manner as provided in clauses 1) and 2) of this Section 2(b)(iii)(B)(V).

                             (C) Adjustments in the exercise price shall be made
to the nearest cent.

                             (D) In the  event  of an adjustment in the exercise
price of the Warrant pursuant to Sections 2(b)(iii)(A) or (B) of this Agreement, the number of Warrant Shares issuable upon exercise of the Warrant shall be adjusted by dividing the exercise price in effect prior to the adjustment by the adjusted exercise price and multiplying the result by the

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

number of shares of Warrant Stock issuable prior to the adjustment.

                             (E) No  fractional  shares  shall be issued. In the
event that, as a result of an adjustment in the number of Warrant Shares, a fractional shall would be issuable, the number of Warrant Shares shall be increased to the next higher integral number of shares.

                       (iv) Tenant agrees that it will amend its registration statement of Form SB-2, File No. 333-54410, to include all of the Warrant Shares (including any shares issuable pursuant to the antidilution provisions of the Warrants). In the event that Tenant shall withdraw such registration statement Landlord shall also have piggyback registration rights on any registration statements which Tenant may thereafter file. In the event that, for any reason, the registration statement does not remain current and effective until all of the Warrant Shares shall have been sold or until holder of the Warrant may sell all of the Warrant Shares without registration pursuant to Rule 144(k) or a subsequent rule which permits the sale of shares without regard to volume or other limitations and without making any filings with the Securities and Exchange Commission, then Landlord shall have piggyback registration rights on any registration statement which Tenant may thereafter file. The piggyback registration rights granted by this this Section 2(b)(iv) shall not apply to a registration statement on Form S-8.

                       (v) The Warrant may be transferred by Landlord, subject to compliance with applicable federal and state securities laws, and any transferee shall be entitled to the same registration, indemnification and contribution rights as Landlord.

                       (vi) Tenant agrees to execute any formal documents or agreements reasonably requested by Landlord which set forth in greater detail the registration, indemnification and contribution provisions described in this Section 2(b).

                       (vii)  The  Warrant   shall   be  in  a  form  reasonably
acceptable to Landlord.

                       (viii) The general release provided in Section 6(a) of this Agreement shall not apply to this Section 2(b) or to any formal documents or agreements executed pursuant to Section 2(b)(vi), it being understood that this Section 2(b) and such documents and agreements shall survive the general release and continue in full force and effect.

         3. Full Satisfaction. Landlord agrees that payment of the Settlement Amount will be full and final satisfaction of any debts, liabilities or claims by Landlord against the Tenant and Tenant shall be released from its obligations under the Sub-Sublease accruing prior to and after the Surrender Date, except for any third party claims and Tenant's obligations to surrender the Premises on the Surrender Date in accordance with this Agreement.

         4. Representations and Warranties of Tenant. Tenant represents and warrants to Landlord that (a) Tenant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey;
(b) the execution, delivery and performance of this Termination Agreement and the consummation by Tenant of the transactions contemplated hereby are within Tenant's corporate powers and have been duly authorized by all necessary

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corporate action;  (c) this Termination  Agreement  constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; and (d) Tenant has not done or suffered anything whereby the Premises or the Sub-Sublease have been encumbered, assigned, sublet or pledged in any way whatsoever.

         5. Representations and Warranties of Landlord.

            (a)  Landlord represents and warrants to Tenant that (i) Landlord is a limited liability company organized under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Termination Agreement and the consummation by Landlord of the transactions contemplated hereby are within Landlord's powers and have been duly authorized by all necessary action; and (iii) this Termination Agreement constitutes the legal, valid and binding obligation of Landlord enforceable against the Landlord in accordance with its terms;

            (b) Investment Intent. Landlord is acquiring the Warrant and the Warrant Shares for its own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws;

            (c)  Investor   Status.  Landlord   is  an  accredited  investor  as
such term is defined under Rule 501 of Regulation D promulgated pursuant to the Securities Act ("Regulation D");

            (d) Intent to Transfer. Landlord is not a party to or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Warrant or the Warrant Shares or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

            (e)   Offering Exempt from Registration; Tenant's Reliance.

            (i) Tenant has advised Landlord that the Warrant and the Warrant Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

            (ii) Tenant's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Landlord representations contained herein;

            (iii) As a result of such lack of registration, none of the Warrant or Warrant Shares may be resold or otherwise transferred or disposed of without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and

            (iv) In furtherance of the provisions of this paragraph (e), all of the certificate(s) representing the Warrant and Warrant Shares shall bear a Securities Act restrictive legend.

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            (f)  Sophistication of Landlord.  Landlord  has  such  knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Warrant and Warrant Shares, is aware of and has considered the financial risks and financial hazards of acquiring the Warrant and Warrant Shares, and is able to bear the economic risk of acquiring the Warrant and Warrant Shares. Landlord is able, without materially impairing its financial condition, to hold the Warrant and Warrant Shares for an indefinite period of time and to suffer complete loss on such investment; and

            (g)  Access  to  Information.   Landlord  is  familiar with Tenant's
business, plans and financial condition. Landlord has received all materials which have been requested by Landlord and has had a reasonable opportunity to ask questions concerning Tenant and its representatives; and Tenant has answered all inquiries that Landlord or its representatives have put to it. Landlord has reviewed Tenant's filings with the Commission including, without limitation, Tenant's Annual Report on Form 10-KSB for the year ended December 31, 2001.

         6. Mutual Releases.

            (a) As a material inducement to Tenant to enter into this Agreement, Landlord hereby irrevocably and unconditionally waives, releases, and discharges Tenant, its subsidiaries and affiliates, and their respective officers, directors, employees, agents, attorneys, successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (express or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Landlord has asserted, now asserts or could have asserted. The foregoing release shall specifically exclude any third party claims and any claims arising out of Tenant's breach of its obligations to surrender the Premises on the Surrender Date in accordance with this Agreement.

            (b) As a material inducement to Landlord to enter into this Agreement Tenant hereby irrevocably and unconditionally waives, releases, and discharges Landlord, its subsidiaries and affiliates, and their respective officers, directors, employees, agents, attorneys, insurers, successors and assigns from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands, obligations of any other nature, past or present, presently known to the Tenant, whether in law or in equity, whether founded upon contract (express or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, or the termination thereof, including, but not limited to, any claim that Tenant has asserted, now asserts or could have asserted.

            (c) It is understood and agreed by the parties  that  the  facts and
respective   assumptions  of  law  in  contemplation  of which this Agreement is made may  hereafter  prove to be

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other  than  or  different  from  those facts and assumptions now known, made or believed by them to be true. The parties expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this Agreement shall be in all respects effective and not subject to termination or recission by any such difference in facts or assumptions of law.

         7. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto respecting the subject matter hereof. Any prior agreements, promises, negotiations, or representations concerning its subject matter not expressly set forth in this Agreement are of no force and effect.

         8. Counterparts. This Agreement may be executed in any number of counterparts and when so executed all of such counterparts shall constitute a single instrument binding upon all parties hereto.

         9. Termination; Amendments; Waiver. This Agreement cannot be terminated or amended except in writing executed by the parties. A waiver or any provision of this Agreement must be in writing executed by the waiving party.

         10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof. Any litigation arising under or related to this Agreement shall be instituted in the state or federal courts located in New York County, New York and each party consents and submits to the jurisdiction of such courts.

         11.  Binding  Effect;  Successors  and  Assigns.  This  Agreement shall
be   binding   upon   and   inure   to the  benefit  of the  parties  and  their
respective heirs, executors, representatives, successors and assigns.

         12. Assignment. This Agreement may not be assigned without the prior written consent of the other party.

         13. Notices. All notices under this Agreement must be in writing and sent to a party at its respective address listed above or such other address as a party may give notice of. Notices must be given in person with receipt copy acknowledged, by certified mail return receipt requested or by nationally recognized overnight mail service such as Federal Express. Notices will be deemed given three (3) business days after deposit in a United States Postal Service mail box, or one (1) business day after deposit with an overnight mail service.

         14. Broker. Tenant represents that Tenant has had no dealings with any broker in connection with this Agreement except RFR Realty LLC. Tenant shall indemnify and hold Landlord harmless from and against all claims, losses, judgments, costs and expenses (including reasonable attorneys' fees and disbursements) arising out of any claims for commissions or any breach of the foregoing representation.

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

         15. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.


         IN  WITNESS  WHEREOF,  the  parties  have  executed  this   Termination
Agreement as of the date first written above.

                                   EB2B COMMERCE, INC.



                                   By:
                                       -----------------------------------------
                                        Name:
                                        Title:


                                   757 THIRD AVENUE ASSOCIATES, LLC



                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:

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